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                                                                   EXHIBIT 4.8

                                PLEDGE AGREEMENT

                  PLEDGE AND SECURITY AGREEMENT, dated June 10, 2004, made by each of the Pledgors referred to below, in favor of U.S. Bank National Association, in its capacity as Collateral Agent for the Trustee and the Holders (as such terms are defined below) pursuant to the Indenture referred to below (in such capacity, together with any permitted successors and assigns, the "Collateral Agent").

                              W I T N E S S E T H:

                  WHEREAS, Milacron Inc., a Delaware corporation (the "Company"), each subsidiary of the Company listed as a "Guarantor" on the signature pages of the supplemental indenture dated the date hereof to the Indenture (each such subsidiary and each subsidiary of the Company that has executed and delivered a Guarantee pursuant to the Indenture, a "Guarantor" and collectively, the "Guarantors," and the Guarantors (other than Milacron Capital Holdings B.V. and any Canadian Restricted Subsidiary) together with the Company, each a "Pledgor" and collectively, the "Pledgors"), the Collateral Agent and U.S. Bank National Association, in its capacity as trustee (in such capacity, together with any permitted successors and assigns, the "Trustee") are parties to an indenture, dated as of May 26, 2004 (as amended, restated, supplemented or otherwise modified from time to time, being hereinafter referred to as the "Indenture"), with respect to the Company's 11-1/2% Senior Secured Notes due 2011 (the "Notes");

                  WHEREAS, pursuant to the Indenture, the Company has issued the Notes to the Holders;

                  WHEREAS, it is a condition to the release to the Company from the Escrow Account of the proceeds from the offering of the Notes that each Pledgor shall execute and deliver this Agreement;

                  WHEREAS, the Pledgors are mutually dependent on each other in the conduct of their respective businesses as an integrated operation, with the credit needed from time to time by each Pledgor often being provided through financing obtained by the other Pledgors and the ability to obtain such financing being dependent on the successful operations of all of the Pledgors as a whole; and

                  WHEREAS, each Pledgor has determined that the execution, delivery and performance of this Agreement directly benefit, and are in the best interest of, such Pledgor;

                  NOW, THEREFORE, in consideration of the premises and the agreements herein, the Pledgors hereby jointly and severally agree with the Collateral Agent, for the benefit of the Trustee and Holders, as follows:

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                  SECTION 1. Definitions. Reference is hereby made to the
Indenture for a statement of the terms thereof. All terms used in this Agreement which are defined in the Indenture, in Article 8 or Article 9 of the Uniform Commercial Code (the "Code") as in effect from time to time in the State of New York or in the Intercreditor Agreement and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Code as in effect on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Collateral Agent may otherwise determine; provided, further, that to the extent the Code is used to define any term in this Agreement and such term is defined differently in differing Articles of the Code, the definition of such term contained in Article 9 shall govern.

                  SECTION 2. Pledge and Grant of Security Interest. As collateral security for all of the Senior Secured Note Obligations, each Pledgor hereby pledges and assigns to the Collateral Agent, and grants to the Collateral Agent, for the benefit of the Trustee and the Holders, a continuing security interest in, and Lien on such Pledgor's right, title and interest in and to the following (collectively, the "Pledged Collateral"):

                           (a)      the indebtedness described in Schedule I
hereto and all other indebtedness from time to time owing to such Pledgor (the "Pledged Debt"), the promissory notes and other instruments evidencing the Pledged Debt, and, all interest, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

                           (b)      the shares of Capital Stock described in
Schedule II hereto (the "Pledged Shares"), whether or not evidenced or represented by any stock certificate, certificated security or other instrument, issued by the Persons described in such Schedule II (the "Existing Issuers"), the certificates representing the Pledged Shares, all options and other rights, contractual or otherwise, in respect thereof and, all dividends, distributions, cash, instruments, investment property and other property (including, but not limited to, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

                           (c)      the shares of Capital Stock at any time and
from time to time acquired by such Pledgor of any and all Persons now or hereafter existing (such Persons, together with the Existing Issuers, being hereinafter referred to collectively as the "Pledged Issuers" and individually as a "Pledged Issuer"), the certificates representing such Capital Stock, all options and other rights, contractual or otherwise, in respect thereof and, all dividends, distributions, cash, instruments, investment property and other property (including, but not limited to, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

                           (d)      all investment property, financial assets,
securities, Capital Stock, other equity interests, stock options and commodity contracts of such Pledgor, all notes, debentures, bonds, promissory notes or other evidences of indebtedness of such Pledgor, and all other assets now or hereafter received or receivable with respect to the foregoing;

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                           (e)      all security entitlements of such Pledgor in
any and all of the foregoing; and

                           (f)      all proceeds (including proceeds of
proceeds) of any and all of the foregoing;

in each case, whether now owned or hereafter acquired by such Pledgor and howsoever its interest therein may arise or appear (whether by ownership, security interest, Lien, claim or otherwise).

Notwithstanding the foregoing, the Pledged Collateral shall not include any Excluded Assets. The Pledgors agree that the pledge of shares of Capital Stock of any Pledged Issuer who is organized or formed under the laws of a jurisdiction other than the District of Columbia or any State of the United States of America (a "Foreign Jurisdiction") in favor of the Collateral Agent hereunder may be supplemented by one or more separate pledge agreements, deeds of pledge, share charges, or other similar agreements or instruments, executed and delivered by the relevant Pledgors in favor of the Collateral Agent, which pledge agreements will provide for the pledge of such shares of Capital Stock in accordance with the laws of such Foreign Jurisdiction. With respect to such shares of Capital Stock, the Collateral Agent may, at any time and from time to time, in its sole discretion (exercised reasonably), take actions in such Foreign Jurisdictions that will result in the perfection of the Lien created in such shares of Capital Stock, without the consent of the Pledgor.

                  SECTION 3. Security for Senior Secured Note Obligations. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the Senior Secured Note Obligations.

                  SECTION 4. Delivery of the Pledged Collateral.

                           (a)      (i) All promissory notes currently
evidencing the Pledged Debt and all certificates currently representing the Pledged Shares shall be delivered to the Collateral Agent on or prior to the execution and delivery of this Agreement. All other promissory notes, certificates and instruments constituting Pledged Collateral from time to time required to be pledged to the Collateral Agent pursuant to the terms of this Agreement or the Indenture or any other Senior Secured Note Document (the "Additional Collateral") shall be delivered to the Collateral Agent as promptly as practicable upon receipt thereof by or on behalf of any of the Pledgors. All such promissory notes, certificates and instruments shall be held by or on behalf of the Collateral Agent pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent. If any Pledged Collateral consists of uncertificated securities, unless the immediately following sentence is applicable thereto, such Pledgor shall cause the Collateral Agent (or its designated custodian or nominee) to become the registered holder thereof, or cause each issuer of such securities to agree that it will comply with instructions originated by the Collateral Agent with respect to such securities without further consent by such Pledgor. If any Pledged Collateral consists of security entitlements, such Pledgor shall transfer such security entitlements to the Collateral Agent (or its custodian, nominee or other designee), or cause the

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applicable securities intermediary to agree that it will comply with entitlement orders by the Collateral Agent without further consent by such Pledgor. Notwithstanding the foregoing, until the date upon which the Discharge of the Credit Facility Obligations has occurred, the provisions of this Section
4(a)(i) shall not apply to any Pledged Collateral consisting of Credit Facility Priority Collateral.

                  (ii) Within five (5) days of the receipt by a Pledgor of any Additional Collateral, a Pledge Amendment, duly executed by such Pledgor, in substantially the form of Annex I hereto (a "Pledge Amendment"), shall be delivered to the Collateral Agent, in respect of the Additional Collateral which must be pledged pursuant to this Agreement and the Indenture or any other Senior Secured Note Document. The Pledge Amendment shall from and after delivery thereof constitute part of Schedules I and II hereto. Each Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all promissory notes, certificates or instruments listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder constitute Pledged Collateral and such Pledgor shall be deemed upon delivery thereof to have made the representations and warranties set forth in Section 5 hereof with respect to such Additional Collateral.

                           (b)      If any Pledgor shall receive, by virtue of
such Pledgor's being or having been an owner of any Pledged Collateral (other than, until the date upon which the Discharge of Credit Facility Obligations has occurred, any Pledged Collateral consisting of Credit Facility Priority Collateral), any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), promissory note or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by any such Pledgor pursuant to Section 7 hereof) or in securities or other property or (iv) dividends, distributions, cash, instruments, investment property and other property in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, such Pledgor shall receive such stock certificate, promissory note, instrument, option, right, payment or distribution in trust for the benefit of the Collateral Agent, shall segregate it from such Pledgor's other property and shall deliver it forthwith to the Collateral Agent, in the exact form received, with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Senior Secured Note Obligations.

                  SECTION 5. Representations and Warranties. Each Pledgor jointly and severally represents and warrants as follows:

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                           (a)      Each Pledgor (i) is a corporation, limited
liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state, province or other applicable jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to execute, deliver and perform this Agreement and each other Senior Secured Note Document to be executed and delivered by it pursuant hereto and to consummate the transactions contemplated hereby and thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the absence of any such qualification could not reasonably be expected to result in a material adverse effect on the condition (financial or other), business, properties or results of operations of the Pledgors and their respective subsidiaries, taken as a whole.

                           (b)      The execution, delivery and performance by
each Pledgor of this Agreement and the other Senior Secured Note Documents to which such Pledgor is or will be party (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its (x) charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or (y) any material applicable law or any material contractual restriction binding on or affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Senior Secured Note Document or any Credit Facility Document) upon or with respect to any of its properties, other than Liens securing obligations in an aggregate amount not exceeding $100,000 and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to it or its operations or any of its properties.

                           (c)      The Existing Issuers set forth in Schedule
II hereto are the Pledgors' only wholly owned directly owned Subsidiaries (excluding Immaterial Subsidiaries and Milacron Capital Holdings B.V. and its Subsidiaries) existing on the date hereof. The Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as noted in Schedule II hereto, the Pledged Shares constitute 100% of the issued shares of Capital Stock of the Pledged Issuers as of the date hereof.

                           (d)      The promissory notes currently evidencing
the Pledged Debt have been duly authorized, executed and delivered by the respective makers thereof, and all such promissory notes are or will be, as the case may be, legal, valid and binding obligations of such makers, enforceable against such makers in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or by equitable principles.

                           (e)      Except with respect to transfers made in
compliance with the Indenture and other than a Permitted Prior Lien that is an inchoate Lien securing obligations for the payment of money not overdue or not otherwise due and payable, each Pledgor is and will be at all times the legal and beneficial owner of its Pledged Collateral free and clear of all Liens, except for the Lien created by this Agreement, the other Senior Secured Note Documents and the Credit Facility Documents.

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                           (f)      The exercise by the Collateral Agent of any
of its rights and remedies expressly enumerated in this Agreement, subject to the rights of Persons holding Permitted Liens, will not contravene any law or any material contractual restriction binding on or affecting any Pledgor or any of the material properties of any Pledgor and will not result in or require the creation of any Lien upon or with respect to any of the properties of such Pledgor other than pursuant to this Agreement, the other Senior Secured Note Documents and the Credit Facility Documents.

                           (g)      No authorization or approval or other action
by, and no notice to or filing with, any governmental authority is required to be obtained or made by any Pledgor for (i) the due execution, delivery and performance by any Pledgor of this Agreement, (ii) the grant by any Pledgor, or the perfection, of the Lien created hereby in the Pledged Collateral (other than Pledged Collateral constituting Capital Stock (whether or not certificated) of any Pledged Issuer who is organized or formed under the laws of a Foreign Jurisdiction) or (iii) the exercise by the Collateral Agent of any of its rights and remedies expressly enumerated in this Agreement (other than with respect to Pledged Collateral constituting Capital Stock (whether or not certificated) of any Pledged Issuer who is organized or formed under the laws of a Foreign Jurisdiction), except as may be required in connection with any sale of any Pledged Collateral by laws affecting the offering and sale of securities generally other than those that have been obtained or made and are in full force and effect.

                           (h)      This Agreement creates a valid Lien in favor
of the Collateral Agent, for the benefit of the Trustee and the Holders, in the Pledged Collateral as security for the Senior Secured Note Obligations to the extent governed by the Code. The Collateral Agent's having possession (or, with respect to Pledged Collateral constituting Credit Facility Priority Collateral, the Credit Facility Agent having possession, as bailee for the Collateral Agent pursuant to the terms of the Intercreditor Agreement) of the promissory notes evidencing the Pledged Debt, the certificates representing the Pledged Shares and all other certificates, instruments and cash constituting Pledged Collateral from time to time results in the perfection of such Lien to the extent governed by the Code . Such Lien on the Pledged Collateral is a perfected, first priority Lien subject to Liens arising under the Credit Facility Documents and Permitted Prior Liens that are inchoate Liens securing obligations for the payment of money not overdue or not otherwise due and payable. All action necessary or desirable to perfect and protect such Lien on any Pledged Collateral shall have been duly taken, upon the Collateral Agent's having possession (or, with respect to Pledged Collateral constituting Credit Facility Priority Collateral, the Credit Facility Agent having possession, as bailee for the Collateral Agent pursuant to the terms of the Intercreditor Agreement) of certificates, instruments and cash constituting such Pledged Collateral.

                  SECTION 6. Covenants as to the Pledged Collateral. Until the Discharge of the Senior Secured Note Obligations (as defined in the Security Agreement), each Pledgor will, unless the Collateral Agent shall otherwise consent in writing:

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                           (a)      keep adequate records concerning the Pledged
Collateral and, upon the reasonable request of the Collateral Agent, permit the Collateral Agent or any agents, designees or representatives thereof at any time or from time to time, upon reasonable prior notice and during normal business hours, to examine and make copies of and abstracts from such records;

                           (b)      at the Pledgors' joint and several expense,
promptly deliver to the Collateral Agent a copy of each material notice or other material communication received by it in respect of the Pledged Collateral;

                           (c)      at the Pledgors' joint and several expense,
defend the Collateral Agent's right, title and security interest in and to the Pledged Collateral against the claims of any Person other than Liens created by the Senior Secured Note Documents and Permitted Liens;

                           (d)      at the Pledgors' joint and several expense,
at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that the Collateral Agent may determine to be reasonably necessary or desirable in order to (i) perfect and protect, or maintain the perfection of, the security interest and Lien created hereby, (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral or (iii) otherwise effect the purposes of this Agreement, including, without limitation, delivering to the Collateral Agent irrevocable proxies in respect of the Pledged Collateral (other than, until the date upon which the Discharge of the Credit Facility Obligations has occurred, Pledged Collateral that constitutes Credit Facility Priority Collateral);

                           (e)      not sell, assign (by operation of law or
otherwise), exchange or otherwise dispose of any Pledged Collateral or any interest therein except as expressly permitted by Section 4.10 of the Indenture;

                           (f)      not create or suffer to exist any Lien upon
or with respect to any Pledged Collateral, except for the Lien created hereby and any Permitted Liens;

                           (g)      not make or consent to any amendment or
other modification or waiver with respect to any Pledged Collateral or enter into any agreement or permit to exist any restriction with respect to any Pledged Collateral other than pursuant to the Senior Secured Note Documents and the Credit Facility Documents;

                           (h)      not permit the issuance of (i) any
additional shares of any class of Capital Stock of any Pledged Issuer, (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares of Capital Stock or (iii) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of Capital Stock, except in the case of clauses (i), (ii) and (iii), to the extent any such issuance is not prohibited by the Indenture; and

                           (i)      not take or fail to take any action which
would in any manner impair the validity or enforceability of the Collateral Agent's security interest in and Lien on any Pledged Collateral.

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                  SECTION 7. Voting Rights, Dividends, Etc. in Respect of the
Pledged Collateral.

                           (a)      So long as no Event of Default shall have
occurred and be continuing:

                                    (i)      each Pledgor may exercise any and
all voting and other consensual rights pertaining to any Pledged Collateral for any purpose not inconsistent with the terms of this Agreement, the Indenture or the other Senior Secured Note Documents;

                                    (ii)     each of the Pledgors may receive
and retain any and all dividends, interest or other distributions paid in respect of the Pledged Collateral to the extent not prohibited by the Indenture; provided, however, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, together with any dividend, interest or other distribution or payment which at the time of such payment was not permitted by the Indenture, shall be, and shall forthwith be delivered to the Collateral Agent, to hold as, Pledged Collateral and shall, if received by any of the Pledgors, be received in trust for the benefit of the Collateral Agent, shall be segregated from the other property or funds of the Pledgors, and shall be forthwith delivered to the Collateral Agent in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Senior Secured Note Obligations; provided, further, however, that until the date upon which the Discharge of the Credit Facility Obligations has occurred, the provisions of this Section 7(a)(ii) shall not apply to any Pledged Collateral consisting of the Credit Facility Priority Collateral; and

                                    (iii)    the Collateral Agent will execute
and deliver (or cause to be executed and delivered) to a Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 7(a)(i) hereof and to receive the dividends, interest and/or other distributions which it is authorized to receive and retain pursuant to Section 7(a)(ii) hereof.

                           (b)      Upon the occurrence and during the
continuance of an Event of Default:

                                    (i)      all rights of each Pledgor to
exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) hereof, and to receive the dividends, distributions, interest and other payments that it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) hereof, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments;

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                                    (ii)     the Collateral Agent is authorized
to notify each debtor with respect to the Pledged Debt to make payment directly to the Collateral Agent (or its designee) and may collect any and all moneys due or to become due to any Pledgor in respect of the Pledged Debt, and each of the Pledgors hereby authorizes each such debtor to make such payment directly to the Collateral Agent (or its designee) without any duty of inquiry;

                                    (iii)    without limiting the generality of
the foregoing, the Collateral Agent may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of any Pledged Issuer, or upon the exercise by any Pledged Issuer of any right, privilege or option pertaining to any Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

                                    (iv)     all dividends, distributions,
interest and other payments that are received by any of the Pledgors contrary to the provisions of Section 7(b)(i) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Pledgors, and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Senior Secured Note Obligations provided, however, that the foregoing provisions shall not apply to any Pledged Collateral that constitutes Credit Facility Priority Collateral until the Discharge of the Credit Facility Obligations.

                  SECTION 8. Additional Provisions Concerning the Pledged Collateral.

                           (a)      To the maximum extent permitted by
applicable law, and for the purpose of taking any action that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, each Pledgor (i) authorizes the Collateral Agent to execute any such agreements, instruments or other documents in such Pledgor's name and to file such agreements, instruments or other documents in such Pledgor's name and to file such agreements, instruments, or other documents in any appropriate filing office, (ii) authorizes the Collateral Agent to file any financing statements required hereunder or under any other Senior Secured Note Document, and any continuation statements or amendment with respect thereto, in any appropriate filing office without the signature of such Pledgor and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Pledgor prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Pledged Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

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                           (b)      Each Pledgor hereby irrevocably appoints the
Collateral Agent as such Pledgor's attorney-in-fact and proxy, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, and upon the occurrence and during the continuance of an Event of Default the Collateral Agent may take any action and execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement (subject to the Intercreditor Agreement and the rights of such Pledgor under Section 7(a) hereof), including, without limitation, to receive, indorse and collect all instruments made payable to such Pledgor representing any dividend, interest payment or other distribution in respect of any Pledged Collateral and to give full discharge for the same. This power is coupled with an interest and is irrevocable until the Discharge of the Senior Secured Note Obligations.

                           (c)      If any Pledgor fails to perform any
agreement or obligation contained herein, the Collateral Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Collateral Agent incurred in connection therewith shall be jointly and severally payable by the Pledgors pursuant to Section 10 hereof and shall be secured by the Pledged Collateral.

                           (d)      Other than the exercise of reasonable care
to assure the safe custody of the Pledged Collateral while held hereunder, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to any of the Pledgors. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

                           (e)      The powers conferred on the Collateral Agent
hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for monies actually received by it hereunder, the Collateral Agent shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

                           (f)      The Collateral Agent may at any time in its
discretion during the continuance of an Event of Default (i) without notice to any Pledgor, transfer or register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights of such Pledgor under Section 7(a) hereof, and (ii) exchange certificates or instruments constituting Pledged Collateral for certificates or instruments of smaller or larger denominations; provided that, until the date on which the Discharge of the Credit Facility Obligations has occurred, this Section 8(f) shall not apply with respect to Credit Facility Priority Collateral.

                  SECTION 9. Remedies Upon Default. In each case subject to the Intercreditor Agreement, if any Event of Default shall have occurred and be continuing:

                           (a)      The Collateral Agent may exercise in respect
of the Pledged Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code then in effect in the State of New York; and without limiting the generality of the foregoing and without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as the Collateral Agent may deem commercially reasonable. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to such Pledgor of the time and place of any public sale of Pledged Collateral owned by such Pledgor or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of whether or not notice of sale has been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                           (b)      In the event that the Collateral Agent
determines to exercise its right to sell all or any part of the Pledged Collateral pursuant to Section 9(a) hereof, each Pledgor will, at such Pledgor's expense and upon request by the Collateral Agent: (i) execute and deliver, and cause each issuer of such Pledged Collateral and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the reasonable opinion of the Collateral Agent, advisable to register such Pledged Collateral under the provisions of the Securities Act, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto, (ii) use commercially reasonable efforts to cause each issuer of such Pledged Collateral to qualify such Pledged Collateral under the state securities or "Blue Sky" laws of each jurisdiction, and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Collateral Agent, (iii) cause each Pledged Issuer to make available to its securityholders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act, and (iv) do or cause to be done all such other reasonable acts and things as may be necessary to make such sale of such Pledged Collateral valid and binding and in compliance with applicable law. Each Pledgor acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Collateral Agent by reason of the failure by any Pledgor to perform any of the covenants contained in this Section 9(b) and, consequently, agrees that, if any Pledgor fails to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Pledged Collateral on the date the Collateral Agent demands compliance with this Section 9(b); provided, however, that the payment of such amount shall not release any Pledgor from any of its obligations under any of the other Senior Secured Note Documents.

                           (c)      Notwithstanding the provisions of Section
9(b) hereof, each Pledgor recognizes that the Collateral Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any other securities constituting Pledged Collateral and that the Collateral Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act. Each Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act) or (ii) made privately in the manner described above to not less than fifteen bona fide offerees shall be deemed to involve a "public disposition" for the purposes of
Section 9-610(c) of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a "public offering" under the Securities Act, and that the Collateral Agent may, in such event, bid for the purchase of such securities.

                           (d)      Any cash held by the Collateral Agent as
Pledged Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 10 hereof) in whole or in part by the Collateral Agent against, all or any part of the Senior Secured Note Obligations in such order as the Collateral Agent shall elect consistent with the provisions of the Indenture and the Intercreditor Agreement. Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after the Discharge of the Senior Secured Note Obligations shall be paid over to the Pledgors or to such Person as may be lawfully entitled to receive such surplus.

                           (e)      In the event that the proceeds of any such
sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent, the Trustee and the Holders are legally entitled, the Pledgors shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Senior Secured Note Document for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs and expenses and other client charges of any attorneys employed by the Collateral Agent to collect such deficiency.

                  SECTION 10. Indemnity and Expenses.

                           (a)      Each Pledgor jointly and severally agrees to
defend, protect, indemnify and hold harmless the Collateral Agent and the Trustee (and all of their respective officers, directors, employees, attorneys, consultants and agents) from and against any and all damages, losses, liabilities, obligations, penalties, fees and reasonable out-of-pocket costs and expenses (including, without limitation, reasonable legal fees, costs, expenses and disbursements of the Collateral Agent's and the Trustee's counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except, claims, losses or liabilities resulting solely and directly from such Person's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

                           (b)      Each Pledgor jointly and severally agrees to
pay to the Collateral Agent upon demand the amount of any and all reasonable out-of-pocket costs and expenses of the Collateral Agent, including the reasonable fees, costs, expenses and disbursements of the Collateral Agent's counsel and of any experts and agents (including, without limitation, any collateral trustee which may act as agent of the Collateral Agent) which the Collateral Agent may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (iv) the failure by any Pledgor to perform or observe any of the provisions hereof.

                  SECTION 11. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered, if to any Pledgor, to it in care of the Company at its address specified in the Indenture; if to the Collateral Agent, to it at U.S. Bank National Association, 425 Walnut Street, Cincinnati, Ohio 45202, Fax: (513) 632-5511, Attention:
Corporate Trust Office; or as to any such Person, at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 11. All such notices and other communications shall be effective (a) if mailed (by certified mail, postage prepaid and return receipt requested), when received or three (3) days after deposited in the mails, whichever occurs first, (b) if telecopied, when transmitted and confirmation is received or (c) if delivered, upon delivery.

                  SECTION 12. Security Interest Absolute. All rights of the Collateral Agent, the Trustee and the Holders, all Liens and all obligations of each of the Pledgors hereunder shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of the Indenture or any other Senior Secured Note Document, (b) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Senior Secured Note Obligations, or any other amendment or waiver of or consent to any departure from the Indenture or any other Senior Secured Note Document, (c) any exchange or release of, or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of, or consent to or departure from any guaranty, for all or any of the Senior Secured Note Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any of the Pledgors in respect of the Senior Secured Note Obligations. All authorizations and agencies contained herein with respect to any of the Pledged Collateral are irrevocable and powers coupled with an interest.

                  SECTION 13. Miscellaneous.

                           (a)      No amendment of any provision of this
Agreement shall be effective unless it is in writing and signed by each Pledgor and the Collateral Agent, and no waiver of any provision of this Agreement, and no consent to any departure by any of the Pledgors therefrom, shall be effective unless it is in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                           (b)      No failure on the part of the Collateral
Agent, the Trustee or the Holders to exercise, and no delay in exercising, any right hereunder or under any other Senior Secured Note Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Collateral Agent, the Trustee and the Holders provided herein and in the other Senior Secured Note Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Collateral Agent, the Trustee and the Holders under any Senior Secured Note Document against any party thereto are not conditional or contingent on any attempt by the Collateral Agent, the Trustee and the Holders to exercise any of their rights under any other document against such party or against any other Person.

                           (c)      Any provision of this Agreement which is
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                           (d)      This Agreement shall create a continuing
security interest in and Lien on the Pledged Collateral and shall (i) remain in full force and effect until the Discharge of the Senior Secured Note Obligations and (ii) be binding on each Pledgor and its respective successors and assigns, and shall inure, together with all rights and remedies of the Collateral Agent, the Trustee and the Holders hereunder, to the benefit of the Collateral Agent, the Trustee and the Holders and their respective permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Collateral Agent, the Trustee and the Holders may assign or otherwise transfer their respective rights and obligations under this Agreement and any other Senior Secured Note Document to any other Person pursuant to the terms of the Indenture, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Collateral Agent, the Trustee and the Holders herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to any Collateral Agent, the Trustee and the Holders shall mean the assignee of the Collateral Agent, the Trustee and the Holders. None of the rights or Senior Secured Note Obligations of any of the Pledgors hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent, and any such assignment or transfer shall be null and void.

                           (e)      Upon the Discharge of the Senior Secured
Note Obligations, this Agreement and the security interest and Lien created hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgors (or, until the date the Discharge of Credit Facility Obligations has occurred, to the Credit Facility Agent in accordance with the Intercreditor Agreement). Notwithstanding the foregoing, the Collateral Agent's Liens upon the Pledged Collateral shall automatically be released upon any of the events specified in Section 10.03 of the Indenture in accordance with the terms of the Indenture, and the Pledged Collateral of any Pledgor that is released from its Note Guarantee obligations and is no longer a Guarantor pursuant to Section
11.05 of the Indenture shall automatically be released upon such an event in accordance with the terms of the Indenture, and such Pledgor shall no longer be a party to this Agreement. In connection with any termination or release pursuant to this Section 13(e), the Collateral Agent will, upon a Pledgor's request and at such Pledgor's expense, without any representation, warranty or recourse whatsoever, (i) return to such Pledgor (or until the date that the Discharge of Credit Facility Obligations has occurred, to the Credit Facility Agent in accordance with the Intercreditor Agreement) such Pledged Collateral to be released (in the case of a release) as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (ii) execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination or release.

                           (f)      THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST AND LIEN CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                           (g)      Section headings herein are included for
convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                           (h)      This Agreement may be executed in any number
of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be equally effective as delivery of an original executed counterpart.

                           (i)      All of the obligations of the Pledgors
hereunder are joint and several. The Collateral Agent may, in its sole and absolute discretion, enforce the provisions hereof against any of the Pledgors and shall not be required to proceed against all Pledgors jointly or seek payment from the Pledgors ratably. In addition, the Collateral Agent may, in its sole and absolute discretion, select the Pledged Collateral of any one or more of the Pledgors for sale or application to the Senior Secured Note Obligations, without regard to the ownership of such Pledged Collateral, and shall not be required to make such selection ratably from the Pledged Collateral owned by all of the Pledgors. The release or discharge of any Pledgor by the Collateral Agent shall not release or discharge any other Pledgor from the Senior Secured Note Obligations of such Person hereunder.

                           (j)      The Collateral Agent acknowledges and
agrees, on behalf of itself, the Trustee and the Holders, that, any provision of this Agreement to the contrary notwithstanding, (i) no Pledgor shall be required to act or refrain from acting (A) in a manner that is inconsistent with the terms and provisions of the Intercreditor Agreement or (B) with respect to any Credit Facility Priority Collateral in any manner that would result in a default under the terms and provisions of any Credit Facility Document and (ii) any action required to be taken by a Pledgor (or omission to act) pursuant to the terms of any Credit Facility Document in respect of Credit Facility Priority Collateral will not put such Pledgor in violation of or result in a default under the terms of this Agreement or any other Senior Secured Note Document.

                           (k)      Notwithstanding any provision to the
contrary contained herein, the terms of this Agreement, the Liens created hereby and the rights and remedies of the Collateral Agent, the Trustee and the Holders hereunder are subject to the terms of the Intercreditor Agreement. In the event of any conflict between the terms of this Agreement and the Intercreditor Agreement, the terms of the Intercreditor Agreement shall govern.

                  IN WITNESS WHEREOF, each Pledgor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

                                        PLEDGORS:

                                        MILACRON INC.

                                        By: /s/ R. P. Lienesch
                                            -----------------------------------
                                            Name:  R. P. Lienesch
                                            Title: Vice President - Finance and
                                                   Chief Financial Officer

                                        EACH PLEDGOR LISTED ON SCHEDULE A HERETO

                                        By: /s/ R. P. Lienesch
                                            -----------------------------------
                                            Name:  R. P. Lienesch
                                            Title: Treasurer

                                        EACH PLEDGOR LISTED ON SCHEDULE B HERETO

                                        By: /s/ R. P. Lienesch
                                            -----------------------------------
                                            Name:  R. P. Lienesch
                                            Title: Vice President

                                        MILACRON INTERNATIONAL MARKETING COMPANY

                                        By: /s/ R. P. Lienesch
                                            -----------------------------------
                                            Name:  R. P. Lienesch
                                            Title: Treasurer and Assistant
                                                   Secretary

                                        COLLATERAL AGENT:

                                        U.S. BANK NATIONAL ASSOCIATION

                                        By: /s/ Karolina K. Dies
                                            -----------------------------------
                                            Name: Karolina K. Dies
                                            Title: Trust Officer

                                   SCHEDULE A

Milacron Marketing Company
Northern Supply Company, Inc.
Nickerson Machinery Chicago Inc.
Pliers International, Inc.
D-M-E U.S.A. Inc.
D-M-E Manufacturing Inc.
Uniloy Milacron Inc.
Uniloy Milacron U.S.A. Inc.
Milacron Industrial Products, Inc.
Oak International, Inc.
Cimcool Industrial Products Inc.
Milacron Plastics Technologies Group Inc.

                                   SCHEDULE B

Milacron Resin Abrasives Inc.
D-M-E Company

                                   SCHEDULE I

                                       TO

                                PLEDGE AGREEMENT

                                  PLEDGED DEBT

                               INTERCOMPANY LOANS
                              AS OF MARCH 31, 2004

           Company                                    Debtor or Issuer                 Amount       Interest Rate
           -------                                    ----------------                 ------       -------------
Milacron Inc.                              Producto Chemicals, Inc.
                                           (Milacron Industrial Products, Inc.)     $    860,315         2.860%

Milacron Inc.                              D-M-E U.S.A. Inc.                        $186,351,586         1.610%

D-M-E Company                              Milacron Inc.                            $ 55,788,306         2.860%

Milacron Inc.                              Uniloy Milacron U.S.A. Inc.              $143,386,903         1.610%

Milacron Inc.                              Uniloy Milacron U.S.A. Inc.              $ 67,422,520         2.860%

Autojectors Inc. (Milacron Marketing
Company)                                   Milacron Inc.                            $  1,304,168         2.860%

Pliers International Inc.                  Milacron Inc.                            $  3,191,964         2.860%

Northern Supply Company, Inc.              Milacron Inc.                            $  2,293,613         2.860%

Oak International, Inc.                    Milacron Inc.                            $  4,429,809         2.860%

Milacron International Marketing
Company                                    Milacron Inc.                            $  1,147,739         0.000%

Milacron Inc.                              D-M-E of Canada Limited                  $  2,161,370         1.610%

Milacron Inc.                              Milacron International Marketing
                                           Company Singapore                        $  3,060,240         0.000%

Milacron Inc.                              Milacron International Marketing
                                           Company Singapore                        $  3,300,119         0.000%

Milacron International Marketing
Company Singapore                          Milacron Inc.                            $  1,832,833         0.000%

Nickerson Machinery Chicago, Inc           Milicron Inc.                            $  2,760,849         2.860%


                                 FINANCED NOTES
                 (*indicates notes where originals are missing)

                                                                             OUTSTANDING
                                                               FINANCED       PRINCIPAL      ACCRUED      CURRENT
         COMPANY                       ISSUER                   AMOUNT         BALANCE       INTEREST     BALANCE
                              ------------------------------------------------------------------------------------
Milacron Inc.                 Koogler & Marlowe                440,000.00     440,000.00            -   440,000.00
Milacron Marketing Company    Centro Magnetico -3/04           152,000.00      96,380.31            -    96,380.31
*Milacron Marketing Company   Ayareb SA de CV - 3/04         2,506,560.00     882,216.49            -   882,216.49
*Milacron Marketing Company   Ayareb SA de CV - 4/06         1,130,500.00     825,019.08            -   825,019.08
Milacron Marketing Company    Distribuidora Mexicana- 4/06     221,143.50     159,400.29     2,621.24   162,021.53
Milacron Marketing Company    DLM Plasticos - 3/06             148,500.00     148,500.00                148,500.00
Milacron Marketing Company    Industrias Gesta - 2/04          121,053.75      28,445.51       218.08    28,663.59
*Milacron Marketing Company   Industrias Gesta -2/05            78,227.10      20,079.64       102.62    20,182.26
Milacron Marketing Company    Industrias Gesta - 4/05          123,300.00      72,590.66       417.39    73,008.05
Milacron Marketing Company    Inyecfor SA de CV - 2/04          41,796.00       3,793.07        15.01     3,808.08
Milacron Marketing Company    Tuberias Advance -4/05           179,010.00     109,866.34     1,893.66   111,760.00
*Milacron Marketing Company   Tuberias Advance - 3/04          276,518.60      43,518.33        48.35    43,566.68
Milacron Marketing Company    Tuberias Advance -               153,000.00     141,632.40     2,000.35   143,632.75
Uniloy Milacron Inc.          Plasticos Boston - 3/07          421,820.76     296,320.38                296,320.38
                                                             -----------------------------------------------------

                                                             =====================================================

                                   SCHEDULE II

                                       TO

                          PLEDGE AND SECURITY AGREEMENT

                                PLEDGED SHARES(1)

                                                                                        Percentage
                                                                                             of
                                                                            Number of   Outstanding                   Certificate
          Pledgor                       Name of Pledged Issuer                Shares       Shares          Class        Number
          -------                       ----------------------                ------       ------          -----        ------
            Milacron Inc.                    Uniloy Milacron U.S.A. Inc.      13,500        100%          common          12

            Milacron Inc.      Milacron Plastics Technologies Group Inc.       1,000        100%          common           1

            Milacron Inc.                  Milacron Resin Abrasives Inc.         500        100%          common           2

            Milacron Inc.                                  D-M-E Company       1,000        100%          common           1
       (formerly known as
Cincinnati Milacron Inc.)

            Milacron Inc.                           Uniloy Milacron Inc.      10,000        100%          common           1
       (formerly known as
Cincinnati Milacron Inc.)

            Milacron Inc.               Cimcool Industrial Products Inc.       1,000        100%          common           1

            Milacron Inc.             Milacron Industrial Products, Inc.       1,000        100%          common           1

            Milacron Inc.                     Milacron Marketing Company       2,000        100%          common           3

------------------------
(1) Milacron Equipamentos Plastics Ltd and Cincinnati Milacron Trading (Shanghai) Co. are limited liability companies and, therefore, constitute "General Intangibles" (as defined in the Security Agreement) pursuant to Section 4(o) of the Security Agreement.

                                                                                            Percentage
                                                                                                 of
                                                                                Number of   Outstanding              Certificate
          Pledgor                           Name of Pledged Issuer                Shares       Shares       Class       Number
          -------                           ----------------------                ------       ------       -----       ------
             Milacron Inc.                           Milacron Assurance Ltd.      78,000         65%       common         26

             Milacron Inc.          Milacron-Holdings Mexicana, S.A. de C.V.         650         65%      ordinary         3

             D-M-E Company                          D-M-E Manufacturing Inc.       1,000        100%       common          1

             D-M-E Company                                 D-M-E U.S.A. Inc.     231,778        100%       common         24

      Uniloy Milacron Inc.    Uniloy Milacron Machinery-Mexico, S.A. de C.V.      32,500         65%       common          7

      Uniloy Milacron Inc.     Uniloy Milacron Services-Mexico, S.A. de C.V.      32,500         65%       common          5

        Cimcool Industrial                              Milacron Canada Inc.       2,367         65%       common         18
             Products Inc.

        Cimcool Industrial                     Cincinnati Milacron IPK, Inc.     153,530         65%                uncertificated
          Products Inc.(2)

       Milacron Industrial                           Oak International, Inc.      30,000        100%       common           12
            Products, Inc.

Milacron Marketing Company                     Northern Supply Company, Inc.       1,000        100%       common           11

Milacron Marketing Company                  Nickerson Machinery Chicago Inc.         100        100%       common            5

Milacron Marketing Company                         Pliers International Inc.       1,500        100%       common            8

------------------------
(2) This is an uncertificated security and in accordance with Section 4(a)(i) of the Pledge Agreement, the Pledgor has caused the Collateral Agent to become the registered holder thereof.

                                                                                     Percentage
                                                                                          of
                                                                         Number of   Outstanding             Certificate
          Pledgor                    Name of Pledged Issuer                Shares       Shares     Class        Number
          -------                    ----------------------                ------       ------     -----        ------
Milacron Marketing Company   Milacron International Marketing Company       5,000        100%      common          3

Milacron Marketing Company                  Milacron Commercial Corp.       1,000        100%      common          2

              Milacron Inc.            Milacron Capital Holdings B.V.          13         65%               uncertificated

          D-M-E U.S.A. Inc.                  D-M-E- of Canada Limited         650         65%      common       C 84-5

                                     ANNEX I

                                       TO

                                PLEDGE AGREEMENT

                                PLEDGE AMENDMENT

                  This Pledge Amendment, dated _________ __, ___, is delivered pursuant to Section 4 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement, dated [________], 2004, as it may heretofore have been or hereafter may be amended, restated or otherwise modified or supplemented from time to time (the "Pledge Agreement") and that the promissory notes or shares listed on this Pledge Amendment shall be hereby pledged and assigned to the Collateral Agent and become part of the Pledged Collateral referred to in such Pledge Agreement and shall secure all of the Senior Secured Note Obligations referred to in such Pledge Agreement.

                                  Pledged Debt

                                                        Principal Amount
Pledgor        Name of Maker        Description        Outstanding as of
------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

                                 Pledged Shares

                                                 Percentage of
                  Name of         Number of       Outstanding              Certificate
Pledgor        Pledged Issuer       Shares           Shares       Class       Number
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

                                                [PLEDGOR]

                                                By:_____________________________
                                                Name:
                                                Title: